EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


    In connection with the Quarterly Report of Arch Management Services Inc. Form 10-QSB for the period ending February 28, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Nigel Johnson, President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: April 13, 2006



By:  /s/ Nigel Johnson
Nigel Johnson
President, Chief Executive Officer
Chief Financial Officer, Principal Accounting Officer,
Secretary, and a member of the Board of Directors